Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
www.selective.com

For release at 8 a.m. (ET) on November 28, 2012

Investor Contact: Jennifer DiBerardino

973-948-1364, jennifer.diberardino@selective.com

Media Contact: Gail Petersen

973-948-1307, gail.petersen@selective.com

Selective Insurance Group Announces Hurricane Sandy Storm Losses

Branchville, NJ – November 28, 2012 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced a preliminary pre-tax gross Hurricane Sandy loss of between $100 to $120 million and a pre-tax net loss of approximately $52 million, including reinstatement premiums and reinsurance recoveries. About two-thirds of the claims are in personal lines with the remaining in commercial lines. One area of uncertainty remains business interruption claims, which are included in the estimates but are still developing as some businesses are not back to full operation.

Selective is the sixth largest writer for the National Flood Insurance Program and expects record claim activity this quarter that will generate estimated, pre-tax, claim service revenue of $12 million, which will partially offset the $52 million loss. Together, these items will impact the fourth quarter statutory combined ratio by approximately 10 points and add an anticipated 2 points to our previous 2012 full-year guidance for the statutory and GAAP combined ratios.

“Industry models have estimated Hurricane Sandy insured losses to be in a wide range of $10 to $25 billion” said Chairman, President and Chief Executive Officer Gregory E. Murphy. “The storm made landfall in our top market share state of New Jersey making this a significant but manageable event for Selective.

“We prepared for the storm as we always do and have had Claims team members working around-the-clock since the day of the storm to assist our customers,” continued Murphy. “We are committed to resolving claims quickly and fairly to help our customers get their lives back in order.”

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer primary and alternative market insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.selective.com.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;
•	continued deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and therefore statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•	the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods and fires;
•	adverse market, governmental, regulatory, legal or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;
•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;
•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s and Fitch;
•	our entry into new markets and businesses; and
•	other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investor Relations’ section of Selective’s website, www.selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

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